                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           AFFYMETRIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                     [LOGO]

                                AFFYMETRIX, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 JUNE 11, 1998
                            ------------------------

TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Affymetrix, Inc., a California corporation ("Affymetrix" or the "Company"), will be held on Thursday, June 11, 1998 at 10:00 a.m., local time, at 3380 Central Expressway, Santa Clara, California, for the following purposes:

    1. To elect directors to serve until the next annual meeting of shareholders or until their successors are elected.

    2. To authorize the Company to change the Company's state of incorporation from California to Delaware.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    These items of business are more fully described in the Proxy Statement accompanying this notice.

    Only shareholders of record at the close of business on April 15, 1998 are entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.

                                          By Order of the Board of Directors,
                                          Vernon A. Norviel
                                          Secretary

Santa Clara, California
           , 1998

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                AFFYMETRIX, INC.
                            3380 CENTRAL EXPRESSWAY
                             SANTA CLARA, CA 95051
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Affymetrix, Inc. ("Affymetrix" or the "Company") for use at the annual meeting of shareholders to be held on Thursday, June 11, 1998 at 10:00 a.m., local time, or at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at 3380 Central Expressway, Santa Clara, California 95051. The Company's telephone number is (408) 731-5000.

    These proxy solicitation materials were mailed on or about May   , 1998,
together with the Company's 1997 Annual Report to Shareholders, to all shareholders of record on April 15, 1998.

RECORD DATE

    Shareholders of record at the close of business on April 15, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, the Company had outstanding approximately 22,868,300 shares of Common Stock and 1,634,522 shares of Series AA Preferred Stock (the "Series AA Stock").

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Holders of Common Stock and holders of Series AA Stock are entitled to vote at the meeting. Each share of Common Stock and Series AA Stock entitles the holder to one vote on each matter to come before the meeting. The Company's Articles of Incorporation do not provide for cumulative voting.

    In connection with the issuance of the Series AA Stock, the Company and Glaxo Wellcome Americas Inc. ("GWA") entered into a voting trust agreement (the "Voting Trust Agreement"), pursuant to which the Series AA Stock is required to be voted proportionately in accordance with the votes cast by all holders of the Company's Common Stock for and against on certain matters, including the proposal to authorize the Company to change the Company's state of incorporation from California to Delaware (Proposal No. 2).

    The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

QUORUM; ABSTENTIONS, AND BROKER NON-VOTES

    The required quorum for the transaction of business at the annual meeting is a majority of the shares of Common Stock and Preferred Stock outstanding on the Record Date. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the annual meeting. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented by such shareholders at next year's annual meeting must be received by the Company no later than December 28, 1998 in order that they may be included in the proxy statement and form of proxy relating to the 1999 annual meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of the Company provide for a Board of Directors (the "Board") consisting of not fewer than six nor more than eleven directors. The size of the Board is set at nine. Nine directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

    The names of the nominees, and certain information about them as of the Record Date, are set forth below.

                                                                                                                 DIRECTOR
              NAME                     AGE                           PRINCIPAL OCCUPATION                          SINCE
---------------------------------  -----------  --------------------------------------------------------------  -----------
John D. Diekman, Ph.D.                     55   Chairman of the Board; Partner of Bay City Capital LLC                1992

Stephen P.A. Fodor, Ph.D.                  44   President and Chief Executive Officer                                 1993

Paul Berg, Ph.D.                           71   Professor of Biochemistry, Stanford University                        1993

Douglas M. Hurt                            41   Senior Vice President and Chief Financial Officer, Glaxo              1995
                                                  Wellcome, Inc.

Vernon R. Loucks, Jr.                      63   Chairman and Chief Executive Officer, Baxter International,           1993
                                                  Inc.

Barry C. Ross, Ph.D.                       49   Director, Group Research Strategy and Alliances, Glaxo                1995
                                                  Wellcome Research and Development Limited

David B. Singer                            35   Senior Vice President and Chief Financial Officer, Heartport,         1993
                                                  Inc.

Lubert Stryer, M.D.                        60   Professor of Neurobiology, Stanford University                        1996

John A. Young                              65   President and Chief Executive Officer (retired),                      1993
                                                  Hewlett-Packard Co.

    JOHN D. DIEKMAN, PH.D., has served as a Director of the Company and Chairman since the Company's inception. Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997.

Prior to that, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. ("Affymax") from July 1991 to March 1995 and as Chairman of the Affymax Board of Directors from July 1994 to July 1995. Dr. Diekman has served as a partner of Bay City Capital LLC, a life sciences merchant bank, since March 1997. Dr. Diekman also currently serves as a director of Quidel Corp.

    STEPHEN P.A. FODOR, PH.D., is the President and Chief Executive Officer of the Company and has been a Director of the Company since February 1993. From July 1995 to March 1997, Dr. Fodor served as President and Chief Operating Officer, from September 1994 to July 1995, as President and Chief Technical Officer and, from February 1993 until September 1994, as Chief Technical Officer of the Company. Dr. Fodor previously was Vice President and Director of Physical Sciences at the Affymax Research Institute from November 1992 to February 1993.

    PAUL BERG, PH.D., has been a Director of the Company since August 1993. Dr. Berg is Cahill Professor in Cancer Research, Professor of Biochemistry and Director of the Beckman Center for Molecular and Genetic Medicine at Stanford University School of Medicine. He received the Nobel Prize in Chemistry in 1980, the National Medal of Science in 1983 and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as a member of the Company's Scientific Advisory Board. Dr. Berg also serves as a director of Transgene S.A., Gilead Sciences, Inc. and on the Policy Board of DNAX (a subsidiary of Schering-Plough Corp.).

    DOUGLAS M. HURT, a Director of the Company since June 1995, is Senior Vice President and Chief Financial Officer of Glaxo Wellcome, Inc. Mr. Hurt has held various financial management positions at Glaxo Wellcome plc ("Glaxo Wellcome") since 1983 and was designated by Glaxo Wellcome as nominee to serve on the Board of Directors.

    VERNON R. LOUCKS, JR. has been a Director of the Company since August 1993. Mr. Loucks has served as Chief Executive Officer of Baxter International, Inc. ("Baxter") since 1980 and Chairman of Baxter since 1987. Mr. Loucks also serves as a director of Anheuser-Busch Companies, Inc., Coastcast Corporation, The Dun and Bradstreet Corp., Emerson Electric Co. and The Quaker Oats Company.

    BARRY C. ROSS, PH.D., a Director of the Company since March 1995, has served as Director of Group Research Strategy and Alliances at Glaxo Wellcome Research and Development Ltd. since 1995. Dr. Ross joined Glaxo in 1984 and served as Director, Medicinal Chemistry from 1989 to 1993 and Director of Research and Development from 1993 to 1995. Dr. Ross was designated by Glaxo Wellcome as nominee to serve on the Board of Directors.

    DAVID B. SINGER, a Director of the Company since February 1993, served as Vice Chairman from July 1995 to April 1996. From February 1993 to June 1995, Mr. Singer was President and Chief Executive Officer of the Company. He served as Vice President of Finance and Treasurer of Affymax from 1991 to 1993. Mr. Singer has been Senior Vice President and Chief Financial Officer of Heartport, Inc. since May 1996.

    LUBERT STRYER, M.D., served as a Director of the Company since September 1996. Dr. Stryer is Winzer Professor in the School of Medicine, and a Professor of Neurobiology at Stanford University since 1976. Dr. Stryer received the American Chemical Society Award in Biological Chemistry (Eli Lilly Award) and is a member of the National Academy of Sciences and received an honorary Doctor of Science from the University of Chicago. Dr. Stryer also serves as Chairman of the Company's Scientific Advisory Board. Dr. Stryer also serves as a director of Aurora Biosciences Corporation.

    JOHN A. YOUNG, has served as a Director of the Company since August 1993. Mr. Young retired as President and Chief Executive Officer, Hewlett-Packard Co. in October 1992. Mr. Young also serves as a director of Wells Fargo & Company, Chevron Corp., SmithKline Beecham Corp., Novell, Inc., Lucent Technologies, and is a member of the Business Council and the National Academy of Engineering.

    There are no family relationships among directors or executive officers of the Company.

REQUIRED VOTE

    The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                    VOTE "FOR" THE ELECTION OF THE NOMINEES.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 1997. Each director other than Mr. Hurt and Mr. Young attended at least seventy-five percent of the meetings of the Board of Directors and each committee on which the director served during 1997.

    The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee of the Board of Directors, which consisted of directors Hurt, Singer and Young, held three meetings during 1997. The Audit Committee oversees the actions taken by the Company's independent auditors and reviews the Company's internal financial and accounting controls and policies.

    The Compensation Committee of the Board of Directors, which consisted of directors Berg and Young and former director Alejandro C. Zaffaroni, held seven meetings during 1997. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various incentive compensation and benefit plans.

    The Nominating Committee, which consisted of directors Diekman, Loucks and Young, did not meet in 1997.

COMPENSATION OF DIRECTORS

    Non-employee directors receive a fee of $2,500 per Board meeting attended as well as reimbursement of expenses incurred in attending Board meetings. In addition, the Company's 1996 Nonemployee Directors Stock Option Plan (the "Directors Plan") provides for the automatic grant of 33,333 shares of Common Stock if a person who is neither an officer nor an employee of the Company and who has not previously been a member of the Board is elected or appointed director. Each such option vests at the rate of one-fifth of the number of shares covered by the option on each anniversary of the grant date so long as the director is serving on the Board with full vesting over five years. In addition, on the date of each annual meeting of the shareholders of the Company held after January 1, 2001 for nonemployee directors elected prior to March 1996 who continue on the Board, and 54 months after the initial option grant to nonemployee directors elected after March 1996 who continue on the Board, each such nonemployee director will receive an option to purchase 6,667 shares of the Company's Common Stock, with full vesting one year after grant. The exercise price of all options granted pursuant to the Directors Plan is the fair market value of the Company's Common Stock at the time of grant.

                                 PROPOSAL NO. 2
                          REINCORPORATION IN DELAWARE

INTRODUCTION

    For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS, BEFORE VOTING ON THE REINCORPORATION PROPOSAL.

Throughout this Proxy Statement, the term "Affymetrix California" or the "Company" refers to Affymetrix, Inc., a California corporation, and the term "Affymetrix Delaware" refers to the new Delaware corporation, a wholly owned subsidiary of Affymetrix California, which is the proposed successor to Affymetrix California in the Proposed Reincorporation.

    As discussed below, the principal reasons for the Proposed Reincorporation are the greater flexibility of Delaware corporate law, and the substantial body of case law interpreting that law and the increased ability of the Company to continue to attract and retain qualified directors. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. The only material differences to the shareholders with respect to the Bylaws will be (a) the elimination in the Bylaws of the right of stockholders holding 10% of the outstanding stock to call a special meeting of stockholders, (b) the inclusion in the Bylaws of an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for the election of directors and with regard to certain matters to be brought before an annual meeting or special meeting of stockholders, and (c) the inclusion in the Bylaws of the right of the Board of Directors to fill a vacancy created by the removal of a director. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any action that would materially affect the governance of the Company.

    The Reincorporation Proposal will be effected by merging Affymetrix California into Affymetrix Delaware (the "Merger"). Upon completion of the Merger, Affymetrix California, as a corporate entity, will cease to exist and Affymetrix Delaware will continue to operate the business of the Company under its current name, Affymetrix, Inc.

    Pursuant to the Agreement and Plan of Merger, in substantially the form attached hereto as Appendix A (the "Merger Agreement") upon the effective date of the Merger, (i) each outstanding share of Affymetrix California Common Stock, no par value, will be automatically converted into one share of Affymetrix Delaware Common Stock, par value $0.01 per share, and (ii) each outstanding share of Affymetrix Series AA Preferred Stock, no par value, will be automatically converted into one share of Affymetrix Delaware Series AA Preferred Stock, $0.01 par value. Each stock certificate representing issued and outstanding shares of Affymetrix California Common Stock will continue to represent the same number of shares of Common Stock of Affymetrix Delaware, and each stock certificate representing issued and outstanding shares of Affymetrix California Preferred Stock will continue to represent the same number of shares of Preferred Stock of Affymetrix Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF AFFYMETRIX DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of Affymetrix California is listed for trading on the Nasdaq National Market and, after the Merger, Affymetrix Delaware's Common Stock will continue to be traded on the Nasdaq National Market without interruption, under the same symbol ("AFFX") as the shares of Affymetrix California Common Stock are currently traded.

    Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock and Series AA Stock of Affymetrix California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal." Pursuant to the Voting Trust Agreement, the Series AA Stock is required to be voted proportionately in accordance with the votes cast by all holders of the Company's Common Stock for and against the Reincorporation Proposal.

    The Proposed Reincorporation has been unanimously approved by the Company's Board of Directors, which unanimously recommends a vote in favor of the proposal. If approved by the shareholders, it is anticipated that the Merger will become effective as soon as practicable following the Annual Meeting of Shareholders (the "Effective Date"). However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors of the Company, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of Affymetrix California will have no dissenter's rights of appraisal with respect to the Merger.

    The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Affymetrix Delaware (the "Certificate of Incorporation") and the Bylaws of Affymetrix Delaware, copies of which will be substantially in the forms attached hereto as Appendices A, B and C, respectively.

    APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF AFFYMETRIX DELAWARE AND ALL PROVISIONS THEREOF.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

    As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

    FLEXIBILITY OF DELAWARE LAW. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

    ATTRACTION AND RETENTION OF QUALIFIED DIRECTORS. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors has greatly expanded the risks facing directors of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

    WELL ESTABLISHED PRINCIPLES OF CORPORATE GOVERNANCE. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors such as under the business judgment rule and other standards. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT
  PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

    The Reincorporation Proposal will effect only a change in the legal domicile of the Company and certain other changes of a legal nature which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The nine directors who are elected at the Annual Meeting of Shareholders will become the directors of Affymetrix Delaware. All employee benefit and stock option plans of Affymetrix California will be assumed and continued by Affymetrix Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Affymetrix Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by Affymetrix Delaware. Other employee benefit arrangements of Affymetrix California will also be continued by Affymetrix Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the Merger the shares of Common Stock of Affymetrix Delaware will continue to be traded, without interruption, on the same exchange (the Nasdaq National Market) and under the same symbol (AFFX) as the shares of Common Stock of Affymetrix California are currently traded. The Company believes that the Proposed Reincorporation will not affect any of its material contracts with any third parties and that Affymetrix California's rights and obligations under such material contractual arrangements will continue and be assumed by Affymetrix Delaware.

ANTI-TAKEOVER IMPLICATIONS

    Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. The Reincorporation Proposal is NOT being proposed in order to prevent such a change in control and the Board of Directors is not aware of any present attempt to acquire control of the Company or to obtain representation on the Board of Directors.

    In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered and may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, the adoption of a severance plan for its management and key employees which becomes effective upon the occurrence of a change in control of the Company, the establishment of a classified board of directors, the elimination of cumulative voting, the elimination of shareholder action by written consent, the elimination of the right to remove a director other than for cause and the authorization of preferred stock, the rights and preferences of which may be determined by the Board of Directors. Other than the elimination of cumulative voting, the elimination of shareholder action by written consent, and the authorization of preferred stock (which will continue in Affymetrix Delaware following the Proposed Reincorporation), NONE of these measures has been previously adopted by Affymetrix California and NONE is contemplated as part of the Proposed Reincorporation. It should also be noted that the establishment of a classified board of directors also can be undertaken under California law in certain circumstances. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of Affymetrix California and Affymetrix Delaware" and "Significant Differences Between the Corporation Laws of California and Delaware--Indemnification and Limitation of Liability" below.

    Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which Affymetrix Delaware does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware-- Stockholder Approval of Certain Business Combinations". The restrictions of Section 203 of the Delaware General Corporate Law will not apply to Glaxo Wellcome, because Glaxo Wellcome acquired its interest in the Company prior to the Proposed Reincorporation.

    The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of the Company's contractual arrangements may provide that they may not be assigned pursuant to a transaction which results in a "change of control" of the Company without the prior written consent of the licensor or other contracting party.

    By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

    Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempts which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Board of Directors to resist a takeover or a change in control of the Company, such provisions could make it more difficult to change the existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF AFFYMETRIX CALIFORNIA AND AFFYMETRIX DELAWARE

    The provisions of the Affymetrix Delaware Certificate of Incorporation and Bylaws are similar to those of the Affymetrix California Articles of Incorporation and Bylaws in almost all respects. The only material differences are the elimination in the Bylaws of the right of stockholders controlling at least 10% of the voting shares to call a special meeting of stockholders, the inclusion in the Bylaws of an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for the election of directors and with regard to certain matters to be brought before an annual meeting or special meeting of stockholders, and the inclusion in the Bylaws of the right of the Board of Directors to fill a vacancy created by the removal of a director. While the Company has no present intention to do so, Affymetrix Delaware could in the future implement certain other changes by amendment of its Certificate of Incorporation or Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation and Bylaws of Affymetrix Delaware is qualified by reference to Appendices B and C hereto, respectively.

    The Articles of Incorporation of Affymetrix California currently authorize the Company to issue up to 50,000,000 shares of Common Stock and 27,500,000 shares of Preferred Stock. The Certificate of Incorporation of Affymetrix Delaware provides that it will have 50,000,000 authorized shares of Common Stock, par value $0.01 per share, and 27,500,000 shares of Preferred Stock, par value $0.01 per share, of which 1,634,522 shares are designated as Series AA Preferred Stock. Like Affymetrix California's Articles of Incorporation, Affymetrix Delaware's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock.

    MONETARY LIABILITY OF DIRECTORS. In accordance with current California law, Affymetrix California's Articles of Incorporation include a provision which limits director liability in certain circumstances. In general, however, the ability to limit liability may be somewhat broader under Delaware law, and Delaware case law is also more developed to provide guidance in this regard. It should be noted, however, that neither California nor Delaware law permits a corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit. In addition, liability for violations of federal laws such as the federal securities laws may not be subject to any such limitations. See "Significant Differences Between the Corporation Laws of California and Delaware-- Indemnification and Limitation of Liability."

    POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS. Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such additional persons as are authorized by the Articles of Incorporation or the Bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of Affymetrix Delaware authorize the Board of Directors, the Chairman of the Board or the President to call a special meeting of stockholders. Therefore, holders of 10% or more of the voting shares of the Company will no longer be able to call a special meeting of stockholders. The Company believes this change is warranted as a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special stockholders' meeting before (i) the time that the Board believes such consideration to be appropriate or (ii) the next annual meeting (provided that the holders meet the notice requirements for consideration of a proposal). Such special meetings would involve substantial expense and diversion of board and management time which the Company believes to be inappropriate for an enterprise the size of the Company. Aside from the foregoing, no other change is contemplated in the procedures to call a special stockholders' meeting, although in the future the Board of Directors could amend the Bylaws of Affymetrix Delaware without stockholder approval. The Company and Glaxo Wellcome intend to amend the agreement dated July 6, 1996 (the "Governance Agreement"), effective upon the Proposed Reincorporation, to give Glaxo Wellcome the right to call a special meeting of the stockholders, so long as Glaxo Wellcome continues to hold at least 10% of the outstanding capital stock of the Company.

    NUMBER OF DIRECTORS. The Bylaws of Affymetrix California authorize the directors to fix the number of directors within a range from six to eleven, with the number of directors currently set at nine. The Bylaws of Affymetrix Delaware will also authorize the directors to fix the number of directors within a range from six to eleven, with the number of directors set at nine. In contrast to the Bylaws of Affymetrix California, however, the Bylaws of Affymetrix Delaware provide that the range, as well as the exact number, of directors may be changed by the Board of Directors without further stockholder approval. See "Significant Differences Between the Corporation Laws of California and Delaware-- Size of the Board of Directors."

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under California law, any vacancy on the Board of Directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. The Articles of Incorporation and Bylaws of Affymetrix California do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). In contrast to the Bylaws of Affymetrix California, the Bylaws of Affymetrix Delaware provide that directors may fill the vacancy created by removal of a director by the stockholders.

    NOMINATIONS OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS AT STOCKHOLDER MEETINGS. The Bylaws of Affymetrix Delaware include an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought before an annual meeting or special meeting of stockholders (the "Business Procedure").

    The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting will be eligible for election as directors. The Business Procedure provides that at an annual or special meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Company not fewer than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders.

    Under the Nomination Procedure, a stockholder's notice to the Company must contain certain information about the nominee, including name, address, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person, including name, address, a representation that the stockholder is a holder of record of stock entitled to vote at the meeting and a description of all arrangements or understandings between the stockholder and each nominee. Under the Business Procedure, notice relating to the conduct of business at a meeting other than the nomination of directors must contain certain information about the business and about the stockholder who proposes to bring the business before the meeting. If the chairman or other officer presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any stockholder of any nomination or business properly made or brought before an annual or special meeting in accordance with the above-described procedures.

    By requiring advance notice of nominations by stockholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the stockholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform stockholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling stockholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. Although the Bylaws of Affymetrix Delaware do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at a meeting, the Bylaws of Affymetrix Delaware have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be deemed to be beneficial to the Company and its stockholders.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

    The following provides a summary of the major substantive differences between the Corporation Laws of California and Delaware. It is not an exhaustive description of all differences between the two states' laws.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

    DELAWARE. In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three year moratorium unless specified conditions are met. Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only).

    The three-year moratorium imposed by Section 203 on business combinations of
Section 203 does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the Board of Directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the Board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the outstanding voting stock not owned by the interested stockholder. A Delaware corporation to which
Section 203 applies may elect not to be governed by Section 203. Affymetrix Delaware does not intend to elect not to be governed by Section 203; therefore,
Section 203 will apply to Affymetrix Delaware.

    The Company believes that Section 203 will have the effect of encouraging any potential acquiror to negotiate with the Company's Board of Directors.
Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Affymetrix Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Affymetrix Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Affymetrix Delaware's shares over the then-current market price.
Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions.

    CALIFORNIA. California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than 50% but less than 90% of the target's common stock or its affiliate unless all of the target company's share holders consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to shareholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

CUMULATIVE VOTING

    DELAWARE. Under Delaware law, the certificate of incorporation may provide for cumulative voting in the election of directors. The Certificate of Incorporation of Affymetrix Delaware does not provide for cumulative voting, so that unless the Certificate of Incorporation of Affymetrix Delaware is amended following the Proposed Reincorporation to specify cumulative voting (which may be done only with stockholder approval), stockholders of Affymetrix Delaware will have no cumulative voting rights. The absence of cumulative voting limits the ability of minority stockholders to obtain representation on the Board of Directors.

    CALIFORNIA. Under California law, a "listed corporation" may eliminate cumulative voting. A "listed corporation" is a corporation whose shares are either (i) listed on the New York or American Stock Exchanges or (ii) designated for trading on the Nasdaq National Market and held by at least 800 shareholders. The Articles of Incorporation of Affymetrix California were amended to eliminate the right to elect directors by cumulative voting after the Company's initial public offering.

CLASSIFIED BOARD OF DIRECTORS

    A classified board is one on which a certain number of the directors, but not all, are elected on a rotating basis each year.

    DELAWARE. Delaware law permits, but does not require, a classified Board of Directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Certificate of Incorporation and Bylaws of Affymetrix Delaware do not provide for a classified board, and the adoption of a classified Board of Directors in the future would require stockholder approval.

    CALIFORNIA. Under California law, a listed corporation may provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, which amendments must be approved by the shareholders. The Articles of Incorporation and Bylaws of Affymetrix California do not currently provide for a classified board.

REMOVAL OF DIRECTORS

    DELAWARE. Under Delaware law, any director or the entire Board of Directors of a corporation that does not have a classified Board of Directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting.

    CALIFORNIA. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire Board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

    Affymetrix California's Articles of Incorporation do not provide for a classified board of directors and also do not provide for cumulative voting. Similarly, the Certificate of Incorporation of Affymetrix Delaware does not provide for cumulative voting or for a classified board of directors. Consequently, after the Proposed Reincorporation, any director may be removed from office at any time with or without cause upon the affirmative vote of the holders of the majority of the then outstanding voting stock.

INDEMNIFICATION AND LIMITATION OF LIABILITY

    California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability which are summarized below.

    DELAWARE. The Certificate of Incorporation of Affymetrix Delaware eliminates the liability of directors to the corporation to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

    CALIFORNIA. The Articles of Incorporation of Affymetrix California also eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) transactions between the corporation and a director who has a material financial interest in such transaction; or (g) liability for improper distributions, loans or guarantees.

INDEMNIFICATION COMPARED AND CONTRASTED

    California law requires indemnification when the individual has defended successfully the action on the merits, while Delaware law requires indemnification whether there has been a successful or unsuccessful defense on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

    Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

    California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's Articles of Incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. The Articles of Incorporation of Affymetrix California permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law.

    Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

LOANS TO OFFICERS AND EMPLOYEES

    California Law requires that any loan or guaranty by the corporation to or for a director or officer must be approved by shareholders, unless extended or granted under a plan approved by shareholders. Shareholders may also approve a bylaw authorizing the corporation's board of directors to approve loan or guaranties to or for officers (including officers who are also directors), if the board determines that the loan or guaranty may reasonably be expected to benefit the corporation. Under Delaware Law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees (including any officer or other employee who is also a director) when, in the board's judgment, such action may reasonably be expected to benefit the corporation.

INSPECTION OF SHAREHOLDER LIST

    Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of 5% or more of the corporation's voting shares, or shareholders holding an aggregate of 1% or more of such shares who have contested the election of directors. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

DIVIDENDS AND REPURCHASES OF SHARES

    California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

    DELAWARE. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

    CALIFORNIA. Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or

1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

    To date, the Company has not paid cash dividends on its capital stock. It is the current policy of the Board of Directors to retain earnings for use in the Company's business, and therefore, the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The holders of the Preferred Stock are entitled to receive cumulative dividends at a rate of 6% per annum, payable in two equal installments on June 30 and December 31 of each year so long as shares of Preferred Stock are outstanding.

SHAREHOLDER VOTING

    Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers.

    DELAWARE. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger and; (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

    CALIFORNIA. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity.

    Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

    With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. By contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class or series of shares.

    California law also requires that holders of non-redeemable common stock receive non-redeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Delaware law has no comparable provision.

    California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally, a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Again, Delaware law has no comparable provision.

APPRAISAL RIGHTS

    Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

    DELAWARE. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

    CALIFORNIA. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

DISSOLUTION

    Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the Board of Directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. The Certificate of Incorporation of Affymetrix Delaware contains no such supermajority voting requirement. A majority of the shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of Affymetrix Delaware which had previously been approved by its Board of Directors.

INTERESTED DIRECTOR TRANSACTIONS

    Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

SHAREHOLDER DERIVATIVE SUITS

    California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
  CORPORATIONS

    Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. However, an exemption from
Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, such as the Nasdaq National Market. Following the Proposed Reincorporation, the Common Stock of Affymetrix Delaware will continue to be traded on the Nasdaq National Market and, accordingly, Affymetrix Delaware will be exempt from Section 2115.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of certain federal income tax considerations that may be relevant to holders of Affymetrix California Common Stock and Affymetrix California Preferred Stock who receive Affymetrix Delaware Common Stock and Affymetrix Delaware Preferred Stock, respectively, in exchange for their Affymetrix California Common Stock and Affymetrix California Preferred Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular Affymetrix California shareholders, such as dealers in securities, or those Affymetrix California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Affymetrix California Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

    Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following tax consequences generally should result:

        (a) No gain or loss should be recognized by holders of Affymetrix California Common Stock or Series AA Stock upon receipt of Affymetrix Delaware Common Stock or Series AA Stock, respectively, pursuant to the Proposed Reincorporation;

        (b) The aggregate tax basis of the Affymetrix Delaware Common Stock or Series AA Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the Affymetrix California Common Stock or Series AA Stock, respectively, surrendered in exchange therefor; and

        (c) The holding period of the Affymetrix Delaware Common Stock or Series AA Stock received by each shareholder of Affymetrix California should include the period for which such shareholder held the Affymetrix California Common Stock or Series AA Stock, respectively, surrendered in exchange therefor, provided that such Affymetrix California Common Stock or Affymetrix California Preferred Stock was held by the shareholder as a capital asset at the time of the Proposed Reincorporation.

    The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. THE COMPANY WILL, HOWEVER, RECEIVE AN OPINION FROM AFFYMETRIX'S GENERAL TAX COUNSEL SUBSTANTIALLY TO THE EFFECT THAT THE PROPOSED REINCORPORATION WILL QUALIFY AS A REORGANIZATION WITHIN THE MEANING OF
SECTION 368(a) OF THE CODE (THE "TAX OPINION"). THE TAX OPINION WILL NEITHER BIND THE IRS NOR PRECLUDE IT FROM ASSERTING A CONTRARY POSITION. IN ADDITION, THE TAX OPINION WILL BE SUBJECT TO CERTAIN ASSUMPTIONS AND QUALIFICATIONS AND WILL BE BASED UPON THE TRUTH AND ACCURACY OF REPRESENTATIONS MADE BY AFFYMETRIX DELAWARE AND AFFYMETRIX CALIFORNIA.

    State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

    The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and Affymetrix Delaware should succeed, without adjustment, to the federal income tax attributes of Affymetrix California.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

    Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of Affymetrix Delaware, and (ii) the assumption of Affymetrix California's employee benefit plans and stock option plans by Affymetrix Delaware, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series AA Stock of Affymetrix California entitled to vote. Pursuant to the Voting Trust Agreement, the Series AA Stock is required to be voted proportionately in accordance with the votes cast by all holders of the Company's Common Stock for and against the Reincorporation Proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS
        THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP has audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock and Series AA Stock voting together in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
           APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of March 16, 1998 by: (a) each person known to the Company who beneficially owns five percent or more of the outstanding shares of its Common Stock; (b) each director; (c) each of the officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group:

                                                                                                       PERCENTAGE OF
                                                                                           SHARES         SHARES
                                                                                         BENEFICIALLY  BENEFICIALLY
BENEFICIAL OWNER                                                                          OWNED (1)    OWNED (1)(2)
---------------------------------------------------------------------------------------  -----------  ---------------
Glaxo Wellcome plc (3).................................................................   7,705,067           33.4%
 Greenford Road
 Greenford, Middlesex, UBG OHE, UK.
Paul A. Berg, Ph.D. (4)................................................................      58,446          *
John D. Diekman, Ph.D. (5).............................................................     182,133          *
Stephen P.A. Fodor, Ph.D. (6)..........................................................     209,999          *
Douglas M. Hurt (7)....................................................................   7,731,731           33.5%
Vernon R. Loucks, Jr. (8)..............................................................      68,331          *
Vernon A. Norviel (9)..................................................................      32,364          *
Kenneth J. Nussbacher (10).............................................................      36,666          *
Richard P. Rava, Ph.D. (11)............................................................      25,333          *
Barry C. Ross, Ph.D. (7)...............................................................   7,731,731           33.5%
David B. Singer (12)...................................................................     123,998          *
Lubert Stryer, M.D. (13)...............................................................     124,581          *
John A. Young (14).....................................................................      54,665          *
All directors and executive officers as a group (17 persons) (15)......................   8,788,269           37.3%

------------------------

   * Represents beneficial ownership of less than one percent of the Common
     Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of Shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 16, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) Percentage of beneficial ownership is based on 22,857,488 shares of Common Stock outstanding as of March 16, 1998. Does not include 1,634,522 shares of Series AA Stock issued on April 14, 1998.

 (3) Held through its subsidiary, Affymax N.V. and includes 203,881 shares issuable upon exercise of outstanding warrants at $8.25 per share. Does not include the 1,634,522 shares of Series AA Stock issued to GWA, a wholly owned subsidiary of Glaxo Wellcome, on April 14, 1998, which, on an as converted basis, increases Glaxo Wellcome's beneficial ownership to 36.9%.

 (4) Includes 13,332 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (5) Includes 104,999 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (6) Includes 126,666 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (7) Includes 7,705,067 shares of Common Stock beneficially owned by Glaxo Wellcome, of which Mr. Hurt and Dr. Ross disclaim beneficial ownership, and 26,664 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998 granted to Mr. Hurt and Dr. Ross in consideration of their acting as directors on the Board. Does not include the 1,634,522 shares of Series AA Stock issued to GWA, a wholly owned subsidiary of Glaxo Wellcome, on April 14, 1998, of which Mr. Hurt and Dr. Ross disclaim beneficial ownership.

 (8) Includes 13,332 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (9) Includes 32,364 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (10) Includes 21,666 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (11) Includes 13,333 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (12) Includes 13,332 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (13) Includes 9,999 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (14) Includes 13,332 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998.

 (15) Includes 492,179 shares issuable upon exercise of options exercisable within 60 days of March 16, 1998. Also includes 7,705,067 shares owned by Glaxo Wellcome, of which Mr. Hurt and Dr. Ross disclaim beneficial ownership. Does not include the 1,634,522 shares of Series AA Stock issued to GWA on April 14, 1998, of which Mr. Hurt and Dr. Ross disclaim beneficial ownership. The inclusion of such shares, on an as converted basis, would increase the beneficial ownership of all directors and executive officers as a group to 40.5%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge (based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required), during the year ended December 31, 1997, all executive officers, directors and ten percent shareholders complied with all Section 16(a) filing requirements.

                                   MANAGEMENT

    The executive officers of the Company, and their ages and position as of the Record Date, are as follows:

NAME                                   AGE                                 POSITION
---------------------------------      ---      ---------------------------------------------------------------
Stephen P.A. Fodor...............          44   President and Chief Executive Officer

Thomas R. Gingeras...............          50   Vice President, Biological Research

Karen H. Haynes..................          37   Vice President, Human Resources and Administration

Edward M. Hurwitz................          34   Vice President and Chief Financial Officer

Paul M. Kaplan...................          52   Vice President, Product Development

Robert J. Lipshutz...............          43   Vice President, Corporate Development

Vernon A. Norviel................          39   Senior Vice President, General Counsel and Secretary

Kenneth J. Nussbacher............          45   Executive Vice President

Richard P. Rava..................          40   Senior Vice President, Operations and Technology

    STEPHEN P.A. FODOR, PH.D. See "Election of Directors."

    THOMAS R. GINGERAS, PH.D., has served as Vice President, Biological Research since January 1997. Dr. Gingeras joined the Company in December 1993 as Director of Molecular Biology. From 1990 to 1993, Dr. Gingeras was Director of Baxter Healthcare's Life Sciences Research Laboratory.

    KAREN H. HAYNES was appointed Vice President, Human Resources and Administration in March 1997. From 1993 to 1997, Ms. Haynes held various human resources management positions at Affymax and Affymetrix, most recently as Director of Human Resources for Affymetrix from 1995 to 1997. Prior to 1993, Ms. Haynes held human resources positions at Lattice Semiconductor and Measurex Corporation.

    EDWARD M. HURWITZ, J.D., joined Affymetrix in May 1997 as Vice President and Chief Financial Officer. From April 1994 to March 1997 Mr. Hurwitz served as Senior Biotechnology Analyst at Robertson Stephens & Company. From 1992 to 1994, Mr. Hurwitz held the position of Senior Biotechnology Analyst at Smith Barney Shearson.

    PAUL M. KAPLAN, PH.D., has been Vice President of Product Development since joining the Company in April 1994. From 1988 to 1994, Dr. Kaplan served as Vice President, Research and Development of the Diagnostic Division at Centocor, Inc., where he was responsible for the identification, development and commercialization of a variety of proprietary immunoassay products.

    ROBERT J. LIPSHUTZ, PH.D., was appointed Vice President, Corporate Development in March 1997. From May 1993 to February 1997 Dr. Lipshutz was Director, Advanced Technology and Bioinformatics. From 1991 to 1993, Dr. Lipshutz held the position of Vice President at Daniel H. Wagner, Associates.

    VERNON A. NORVIEL, J.D., was appointed Vice President and General Counsel of the Company in February 1996 and Senior Vice President, General Counsel and Secretary in December 1997. From 1989 to 1996, Mr. Norviel was an associate and then a partner with Townsend and Townsend and Crew LLP. In 1995 and for a portion of 1996 (prior to becoming a full-time employee of the Company), Mr. Norviel worked part-time for the Company.

    KENNETH J. NUSSBACHER, J.D., has been Executive Vice President since joining the Company in September 1995. From September 1995 to May 1997, Mr. Nussbacher also served as Chief Financial Officer. From 1989 to 1995, Mr. Nussbacher held various management positions at Affymax, most recently as Executive Vice President for Business and Legal Affairs and Managing Director of Affymax Technologies N.V.

    RICHARD P. RAVA, PH.D., has served as Senior Vice President, Operations and Technology since September 1996. From September 1994 to September 1996, Dr. Rava was Vice President of Research and Engineering. Dr. Rava joined the Company in February 1993 as Director of Biomedical Engineering. From 1992 to 1993, Dr. Rava was a Senior Scientist at Affymax Research Institute.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer ("CEO") and each of the four other most highly compensated executive officers during 1997 (collectively, the "Named Executive Officers") for services in all capacities as officers to the Company during fiscal years 1995, 1996 and 1997.

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                                 ANNUAL COMPENSATION    -------------
                                                                               -----------------------   SECURITIES
                                                                               YEAR ENDING               UNDERLYING
                         NAME AND PRINCIPAL POSITION                              12/31       SALARY     OPTIONS (#)
-----------------------------------------------------------------------------  -----------  ----------  -------------
John D. Diekman (1)                                                                  1997   $  255,046       25,000
Chairman of the Board                                                                1996      232,458       --
                                                                                     1995       97,304      166,666

Stephen P.A. Fodor (2)                                                               1997      292,323      100,000
President and Chief Executive Officer                                                1996      240,824       --
                                                                                     1995      188,819      166,667

Vernon A. Norviel (3)                                                                1997      200,045       25,000
Senior Vice President, General Counsel and Secretary                                 1996      122,775       86,667

Kenneth J. Nussbacher (4)                                                            1997      220,583       50,000
Executive Vice President                                                             1996      193,555       --
                                                                                     1995       50,087      116,667

Richard P. Rava                                                                      1997      200,045       50,000
Senior Vice President, Operations and Technology                                     1996      165,061       --
                                                                                     1995      136,962       60,000

------------------------

(1) Dr. Diekman served as Chief Executive Officer from July 1995 to March 1997. Prior to March 1996 when he became a full-time employee, Dr. Diekmen devoted 80% of his time to the Company and 20% to Affymax.

(2) Dr. Fodor became Chief Executive Officer commencing March 1997.

(3) Mr. Norviel was appointed Vice President and General Counsel in February 1996 and Senior Vice President, General Counsel and Secretary in December 1997. In 1996, Mr. Norviel devoted 80% of his time to the Company and 20% of his time as a partner with Townsend and Townsend and Crew. Compensation for 1996 was for a partial year. In 1995, Mr. Norviel received $75,050 in salary and options to purchase 6,667 shares of Common Stock as part-time patent counsel to the Company.

(4) Mr. Nussbacher joined the Company in September 1995. Compensation for 1995 was for a partial year.

OPTION GRANTS IN LAST FISCAL YEAR

    The following tables set forth information regarding stock options granted to and exercised by the Named Officers during the last fiscal year, as well as options held by such officers as of December 31, 1997, the last day of the Company's 1997 fiscal year.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE
                                            INDIVIDUAL GRANTS (1)                            AT ANNUAL RATES OF STOCK
                                ---------------------------------------------                 PRICE APPRECIATION FOR
                                            % OF TOTAL OPTIONS    EXERCISE OR                    OPTION TERM (2)
                                 OPTIONS   GRANTED TO EMPLOYEES   BASE PRICE   EXPIRATION   --------------------------
             NAME                GRANTED      IN FISCAL YEAR       PER SHARE      DATE           5%           10%
------------------------------  ---------  ---------------------  -----------  -----------  ------------  ------------
John D. Diekman...............     25,000              2.5%        $  29.125     03/10/07   $    457,914  $  1,160,444
Stephen P.A. Fodor............    100,000             10.0            29.125     03/10/07      1,831,656     4,641,775
Vernon A. Norviel.............     25,000              2.5            29.125     03/10/07        457,914     1,160,444
Kenneth Nussbacher............     50,000              5.0            29.125     03/10/07        915,828     2,320,888
Richard P. Rava...............     50,000              5.0            29.125     03/10/07        915,828     2,320,888

------------------------

(1) Each of these options was granted pursuant to the Company's Amended and Restated 1993 Stock Plan and is subject to the terms of such plan.

(2) In accordance with the rules of the SEC, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future increase in the price of its Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table sets forth certain information concerning the exercise of options to purchase Common Stock during the year ended December 31, 1997 and the number of unexercised options held as of December 31, 1997 by the Named Officers.

                                                                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                        SHARES       VALUE       OPTIONS AT DECEMBER 31,       DECEMBER 31, 1997
                                      ACQUIRED ON   REALIZED              1997              EXERCISABLE/UNEXERCISABLE
NAME                                   EXERCISE      ($)(1)    EXERCISABLE/UNEXERCISABLE(#)          ($)(2)
------------------------------------  -----------  ----------  ---------------------------  ------------------------
John D. Diekman.....................          --           --            86,665/65,002      $   2,638,950/$1,268,061
Stephen P.A. Fodor..................          --           --          126,666/240,001           3,856,980/4,463,031
Vernon A. Norviel...................       2,300   $   60,129           21,698/101,003             558,742/1,954,892
Kenneth J. Nussbacher...............      20,000      711,813           21,666/120,001             659,730/2,231,531
Richard P. Rava.....................      27,998      946,934            13,333/98,670             405,990/1,585,753

------------------------

(1) Based on the value of the Company's Common Stock on the date of exercise minus the exercise price of the options multiplied by the number of shares underlying the option.

(2) Assuming a stock price of $31.125 per share, which was the closing price of a Share of Common Stock reported on the Nasdaq National Market on December 31, 1997.

                        COMPENSATION COMMITTEE REPORT(1)

    The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for the design, structure and administration of the executive officer compensation program, including reviewing compensation and stock option grants for the Company's executive team. Executive compensation is initially recommended by the President and Chief Executive Officer (other than for himself). The basis for such recommendations includes performance reviews and competitive base salary data. The compensation and performance of the President and Chief Executive Officer are separately evaluated. In determining compensation policies, the Committee has access to compensation and benefits surveys for regional biotechnology companies that compete with the Company. The Committee consists of three non-employee directors.

COMPENSATION POLICIES

    The Committee, together with the Company's Board of Directors, has developed an executive compensation program, which (i) relates each executive's level of compensation to Affymetrix's success in achieving its annual and long-term performance goals, (ii) rewards individual achievement, and (iii) seeks to attract and retain qualified executives. Affymetrix positions its executive compensation with the compensation of similar management positions in peer companies consisting primarily of regional biotechnology and other high technology companies. The level of compensation paid to executive officers of the Company also takes into account the Company's technological achievements during the year, new product offerings to customers, the Company's success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to the Company's overall performance for the year. The Committee does not use either the profitability of the Company or the market value of its stock in setting executive officer base compensation.

    Compensation for senior management consists of (i) cash compensation, which is based on such factors as the individual officer's level of responsibility for meeting the Company's strategic, technological, and financial objectives, and
(ii) stock options which are intended to align the interests of executives with the interests of the shareholders. Guidelines for executive stock option grants are developed through analysis of long-term incentive awards based on each individual executive's position, responsibilities, performance and contribution to the achievement of the Company's long-term goals using competitive stock option data from regional biotechnology companies.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The 1997 compensation of Dr. Stephen P.A. Fodor, the Company's President and Chief Executive Officer, took into account the policies identified above, and specific achievement of the Company's 1997 milestones. These milestones included new product offerings, signing over 30 academic and commercial agreements, expanding the Company's installed base with customers to 55 GeneChip systems, expanding the Company's distribution and manufacturing capabilities and investing in new long-term research initiatives. The Committee believes that the compensation of the Company's Chief Executive Officer was in the mid-range for CEOs of regional biotechnology companies.

COMPENSATION PAYABLE TO EXECUTIVE OFFICERS

    Compensation payable to the Company's other executive officers takes into account the above policies and the individual contribution of each executive officer to the Company's performance during the year.

------------------------

(1) The Compensation Committee Report, the Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

With respect to cash compensation payable to its executive officers for 1997, the Committee benchmarks its base salary structure to salary survey data at the 50th percentile. The Committee believes that the compensation of the Company's executive officers was in the mid range payable to executive officers of comparable regional biotechnology companies for 1997.

SECTION 162(m) COMPLIANCE

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The Compensation Committee has determined that stock options granted under the Company's 1993 Stock Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation." At the 1997 Annual Meeting of Shareholders, the shareholders approved an amendment to the 1993 Stock Plan which would allow compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

                                            Dr. Paul Berg
                                            Mr. John Young
                                            Dr. Alejandro Zaffaroni

                              CERTAIN TRANSACTIONS

    In July 1995, the Company and Glaxo Wellcome entered into an agreement (the "Governance Agreement") pursuant to which Glaxo Wellcome has the right to designate a number of directors based on the percentage of voting stock then held directly or indirectly by Glaxo Wellcome and is obligated to vote its shares for the slate of directors recommended to the shareholders. The Governance Agreement was amended in March 1998 in connection with the issuance of the Preferred Stock to GWA. Glaxo Wellcome currently has the right to designate three of the nine directors of the Company. Pursuant to the Governance Agreement, Glaxo Wellcome also agreed that any merger, consolidation or business combination whereby the Company would become a direct or indirect wholly-owned subsidiary of Glaxo Wellcome and any material transaction between the Company and Glaxo Wellcome must be approved by a majority of the independent directors of the Company. In addition, pursuant to the Governance Agreement, the Company granted Glaxo Wellcome certain registration rights with respect to its shares. The Company and Glaxo Wellcome intend to amend the Governance Agreement, effective upon the Proposed Reincorporation, to give Glaxo Wellcome the right to call a special meeting of the stockholders, so long as Glaxo Wellcome continues to hold at least 10% of the outstanding capital stock of the Company.

    In May 1996, the Company entered into an agreement with Glaxo Wellcome to develop and supply probe arrays to detect polymorphisms in specific genes. The agreement, which has a term of up to three years, provides for development funding and milestone payments upon achievement of certain technical goals. In January 1997, the Company entered into a HIV data base agreement with Glaxo Wellcome. Under the terms of the agreement, the Company and Glaxo Wellcome will work together to build a database to understand the correlation between mutations in HIV and response to antiviral drugs. Glaxo Wellcome will pay all costs of the project. For the year ended December 31, 1997, the Company recognized revenue under both agreements totaling $1,890,000.

    On April 14, 1998, the Company sold 1,634,522 shares of Series AA Stock at $30.59 per share to GWA in a private placement. The Series AA Stock is convertible into Common Stock at approximately $40 per share. Until such time as the Series AA Stock is converted into Common Stock, Affymetrix is required to pay a 6.5% cumulative dividend on such shares. The Series AA Stock and the Common Stock underlying the Series AA Stock have not been registered under the Securities Act of 1933. In connection with the issuance of the Preferred Stock, the Company and Glaxo Wellcome agreed to amend the Governance Agreement.

    The Company and GWA also entered into the Voting Trust Agreement pursuant to which, with respect to any consolidation, reorganization or merger of the Company or any other transaction requiring a majority vote of each outstanding class of capital stock voting as separate class, the Series AA Stock is required to be voted proportionately in accordance with the votes cast by all holders of the Company's Common Stock for and against such transaction, except where such transaction would have an adverse effect on the Series AA Stock.

    In February 1997, the Company entered into an agreement with Affymax and several of its affiliated entities that supersedes the technology license agreement between the Company and Affymax entered into in 1993. Under the terms of the agreement, which was effective as of 1995, Affymax assigned to the Company all rights in patents relating to light directed synthesis technologies and probe array technologies, and the Company's license rights in certain technologies including "encoded synthetic library" technology were terminated. The Company retains or was assigned rights to use certain trademarks, including "Affymetrix."

    In February 1996, the Company and Symyx, Inc. ("Symyx") entered into a sublease agreement at market rates for a portion of the property leased to the Company in Sunnyvale. For the year ended December 31, 1997, Symyx paid the Company $127,000 under this sublease. Kenneth J. Nussbacher is a director of Symyx. The sublease agreement expired in October 1997.

    In April 1997, the Company made a $500,000 secured loan to Dr. Fodor to assist him in purchasing a house. The loan bears an interest rate of 6.49% and is due on the first to occur of April 11, 2002, the sale of the house, or termination of Dr. Fodor's employment.

    In June 1995, the Company entered into an agreement with David B. Singer in connection with his resignation as President and Chief Executive Officer and assumption of the position of Vice Chairman of the Board. Pursuant to the agreement, the Company relinquished its right to repurchase any of the 133,333 shares of Common Stock acquired by Mr. Singer in December 1993, amended the option to purchase 100,000 shares granted to Mr. Singer in December 1994 to fully vest 50,000 shares as of September 1995, and waived its right to demand repayment of a secured promissory note in the principal amount of $40,000, evidencing a loan made to Mr. Singer in December 1993 to enable him to purchase 133,000 shares of Common Stock until July 1998. The loan bears interest at the rate of 5.07% per annum. Pursuant to the agreement, Mr. Singer agreed to continue to serve as a Director of the Company if nominated and elected by the shareholders, to serve as Vice Chairman of the Board, and to provide consulting services to the Company relating to the financing of the Company, grants and government relations.

    The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such persons to the fullest extent permitted by California law. The Company intends to enter into indemnification agreements with each of its directors and executive officers after the Proposed Reincorporation. Such agreements will require the Company to indemnify such persons to the fullest extent permitted by Delaware law.

                           STOCK PERFORMANCE GRAPH(1)

SHAREHOLDER RETURN COMPARISON

    The graph below compares the cumulative total return* on the Company's Common Stock for period commencing June 6, 1996 (the date on which the Company's Common Stock was first publicly traded) and ending December 31, 1997 compared to the CRSP Total Return Index for the Nasdaq National Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF CUMULATIVE SHAREHOLDER RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             AFFYMETRIX, INC.        NASDAQ PHARMACEUTICAL          NASDAQ STOCK MARKET-US
6/06/96                 $100.00                        $100.00                         $100.00
6/96                      101.7                          89.82                           96.31
12/96                     134.6                          89.14                          104.64
6/97                     231.70                          91.39                          117.11
12/31/97                  207.5                          92.04                          128.43

------------------------

* Assumes $100 invested on June 6, 1996 in the Company's Common Stock and in each index listed above. The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company's Common Stock.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Vernon A. Norviel
                                          Secretary

Dated:             , 1998

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                               AFFYMETRIX, INC.,
                            A CALIFORNIA CORPORATION
                                      AND
                               AFFYMETRIX, INC.,
                             A DELAWARE CORPORATION

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of        ,
1998 between Affymetrix, Inc., a California corporation ("Affymetrix California"), and Affymetrix, Inc., a Delaware corporation ("Affymetrix Delaware"), a wholly owned subsidiary of Affymetrix California.

                                   BACKGROUND

    A. Affymetrix California is a corporation duly organized, validly existing and in good standing under the laws of the State of California and, on the date of this Agreement, has authority to issue 77,500,000 shares consisting of 50,000,000 shares of Common Stock, no par value, and 27,500,000 shares of
Preferred Stock, no par value, of which     shares of Common Stock and 1,634,522
shares of Preferred Stock are issued and outstanding.

    B. Affymetrix Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue 77,500,000 shares, consisting of 50,000,000 shares of Common Stock, $0.01 par value, and 27,500,000 shares of Preferred Stock, $0.01 par value, of which one share of Common Stock is issued and outstanding and owned by Affymetrix California and no shares of Preferred Stock are issued and outstanding.

    C. The Board of Directors of each of Affymetrix California and Affymetrix Delaware have determined that it is advisable and in the best interests of each of such corporations that Affymetrix California merge into Affymetrix Delaware upon the terms and subject to the conditions set forth in this Agreement, for the purpose of effecting the reincorporation of Affymetrix California in the State of Delaware and have, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of their respective stockholders and executed by the undersigned officers.

THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I
                                  DEFINITIONS

    When used in this Agreement (and in any Exhibit in which such terms are not otherwise defined) the following terms shall have the following meanings:

    "CALIFORNIA COMMON STOCK" shall mean shares of Common Stock, no par value, of Affymetrix California.

    "CALIFORNIA PREFERRED STOCK" shall mean shares of Preferred Stock, no par value, of Affymetrix California.

    "CERTIFICATE OF MERGER" shall mean the Certificate of Merger of Affymetrix California into Affymetrix Delaware to be filed with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit 2.1.

    "DELAWARE COMMON STOCK" shall mean shares of Common Stock, $0.01 par value, of Affymetrix Delaware.

    "DELAWARE PREFERRED STOCK" shall mean shares of Preferred Stock, $0.01 par value, of Affymetrix Delaware.

    "EFFECTIVE TIME" shall mean the time when the Certificate of Merger is filed with the Secretary of State of the State of Delaware and the Merger becomes effective.

    "MERGER" shall mean the merger of Affymetrix California into Affymetrix Delaware.

    "SURVIVING CORPORATION" shall mean Affymetrix Delaware from and after the Effective Time.

                                   ARTICLE II
                                     MERGER

    2.1  MERGER.  At the Effective Time, the Merger shall become effective under
Section 252 of the Delaware General Corporation Law and Section 1108(d) of the California General Corporation Law, and Affymetrix California shall merge into Affymetrix Delaware, the separate existence of Affymetrix California shall cease and Affymetrix Delaware shall continue in existence as the surviving corporation under the Delaware General Corporation Law.

    2.2 FILINGS. On or prior to the Closing Date, Affymetrix California and Affymetrix Delaware shall cause:

        (a) an executed counterpart of the Certificate of Merger to be filed with the Secretary of State of California; and

        (b) the Certificate of Merger to be filed with the Secretary of State of Delaware. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Certificate of Merger to be filed with the County Recorder of the county in which the registered office of Affymetrix Delaware in the State of Delaware is located and shall cause such other local filings to be made as are required under the laws of the State of California.

    2.3  EFFECTS OF THE MERGER.  At the Effective Time:

        (a) the separate existence of Affymetrix California shall cease and Affymetrix California shall be merged into Affymetrix Delaware;

        (b) the Certificate of Incorporation of Affymetrix Delaware shall continue as the Certificate of Incorporation of the Surviving Corporation;

        (c) the Bylaws of Affymetrix Delaware shall continue as the Bylaws of the Surviving Corporation;

        (d) each officer and director of Affymetrix California in office immediately prior to the Effective Time shall serve in the same capacity as an officer or director of the Surviving Corporation immediately after the Effective Time;

        (e) each share of California Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Delaware Common Stock pursuant to Article III;

        (f) each share of California Preferred Stock outstanding immediately prior to the Effective Time shall be converted into one share of Delaware Preferred Stock pursuant to Article III; and

        (g) without further transfer, act, or deed, the separate existence of Affymetrix California shall cease and the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and shall be subject to all the restrictions, disabilities and duties, of Affymetrix California; and all property, real, personal and mixed, and all debts due to Affymetrix California on whatever account, as well as stock subscriptions and all other things belonging to Affymetrix California shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of Affymetrix California shall be thereafter as effectually the property of the Surviving Corporation as they were of Affymetrix California, and the title to any real estate vested by deed or otherwise in Affymetrix California shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors of Affymetrix California and all liens upon any property of Affymetrix

    California shall be preserved unimpaired and all debts, liabilities and duties of Affymetrix California shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

    2.4 FURTHER ASSURANCES. Affymetrix California agrees that if, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Affymetrix California, the Surviving Corporation and its officers and directors may execute and deliver all such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Affymetrix California or otherwise.

                                  ARTICLE III
                              CONVERSION OF STOCK

    3.1 CONVERSION OF STOCK. At the Effective Time, the stock of Affymetrix California shall be converted into stock of Affymetrix Delaware, as follows:

        (a) each share of California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Delaware Common Stock;

        (b) each share of California Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Delaware Preferred Stock; and

        (c) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and no stock shall be issued in the Merger in respect thereof.

    3.2 STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of California Common Stock or California Preferred Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock or Delaware Preferred Stock, respectively, into which the shares of California Common Stock or California Preferred Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of Affymetrix Delaware or its transfer agent of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Affymetrix Delaware or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock or Delaware Preferred Stock evidenced by such outstanding certificate as provided above.

    3.3 STOCK OPTIONS. Each right or option to purchase shares of California Common Stock granted under the Affymetrix, Inc. Amended and Restated 1993 Stock Plan (the "1993 Plan") and the Director's Stock Option Plan (the "Director's Plan" and collectively with the 1993 Plan, the "Plans") which are outstanding immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of said Plans as is equal to the number of shares of California Common Stock so reserved as of the Effective Time. As of the Effective Time, Affymetrix Delaware hereby assumes the Plans and all obligations of Affymetrix California under the Plans including the outstanding options or awards or portions thereof granted pursuant to the Plans.

    3.4 VALIDITY OF DELAWARE COMMON STOCK AND DELAWARE PREFERRED STOCK. All shares of Delaware Common Stock and Delaware Preferred Stock into which California Common Stock and California Preferred Stock, respectively, are to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such California Common Stock and California Preferred Stock, respectively.

    3.5 RIGHTS OF FORMER HOLDERS. From and after the Effective Time, no holder of certificates which evidenced California Common Stock or California Preferred Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock or Delaware Preferred Stock into which such California Common Stock or California Preferred Stock shall have been converted pursuant to the Merger.

                                   ARTICLE IV
                                    GENERAL

    4.1 CONSENTS. Each of Affymetrix California and Affymetrix Delaware shall use its best efforts to obtain the consent and approval of each person (other than shareholders of Affymetrix California in their capacities as such) whose consent or approval shall be required in order to permit consummation of the Merger.

    4.2 GOVERNMENTAL AUTHORIZATIONS. Each of Affymetrix California and Affymetrix Delaware shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.

    4.3 WAIVER AND AMENDMENT. This Agreement may be amended by action of the Board of Directors of each of Affymetrix California and Affymetrix Delaware without action by the stockholders of the parties, except that (a) any amendment to Section 3.1, (b) any amendment changing the terms, rights, powers or preferences of the Delaware Common Stock or Delaware Preferred Stock, or (c) any amendment altering any terms of this Agreement if such alteration would adversely affect the holders of California Common Stock, California Preferred Stock or Delaware Common Stock or Delaware Preferred Stock must be approved by the stockholders of the parties as required by applicable law.

    4.4 TERMINATION. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement by the shareholders of Affymetrix California, by action of the Board of Directors of Affymetrix California if the Board determines that the consummation of the transactions contemplated by this Agreement would not, for any reason, be in the best interests of Affymetrix California and its shareholders.

    4.5 ENTIRE AGREEMENT. This Agreement (including any exhibits), contains the entire agreement among the parties with respect to the Merger and supersedes all prior and concurrent arrangements, letters of intent or understandings relating to the Merger.

    4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to each of the other parties.

    4.7 HEADINGS. The article, section and paragraph headings in this Agreement have been inserted for identification and reference and shall not by themselves determine the meaning or interpretation of any provision of this Agreement.

    4.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          AFFYMETRIX, INC.
                                          a California Corporation

                                          By: __________________________________

                                          Title: _______________________________

                                          AFFYMETRIX, INC.
                                          a Delaware Corporation

                                          By: __________________________________

                                          Title: _______________________________

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                                AFFYMETRIX, INC.

    FIRST:  The name of the corporation is Affymetrix, Inc. (the "Corporation").

    SECOND: The address of the Corporation's registered office in the State of Delaware is 9 E. Lockerman Street, City of Dover, County of Kent. The name of the Corporation's registered agent at such address is National Corporate Research.

    THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

    FOURTH: I. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.01 per share ("Common Stock"), and Preferred Stock, par value $0.01 per share ("Preferred Stock"). The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seventy Seven Million Five Hundred Thousand (77,500,000), consisting of Fifty Million (50,000,000) shares of Common Stock and Twenty Seven Million Five Hundred Thousand (27,500,000) shares of Preferred Stock.

    II. The board of directors is authorized from time to time, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of shares thereof, to establish from time to time the number of shares to be included in each such series, to determine and fix such voting powers, full or limited or no voting powers, and to fix the designation, preferences, and relative, participating, optional or other special rights of the shares of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any resolution or resolutions providing for the issue of such stock adopted by the board of directors of the Corporation.

    FIFTH: There shall be a series of Preferred Stock designated as "Series AA Preferred Stock" and the number of shares constituting such series shall be one million six hundred thirty four thousand five hundred twenty two (1,634,522) shares (the "Series AA Preferred Stock"). The rights, preferences, privileges, and restrictions granted to and imposed on the Series AA Preferred Stock are as set forth below:

    1.  DIVIDEND PROVISIONS.

        (a) Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of shares of Series AA Preferred Stock shall be entitled to receive dividends payable in cash, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate per share per annum of $1.99 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series AA Preferred Stock) payable in two equal installments on June 30 and December 31 of each year so long as such share of Series AA Preferred Stock is then outstanding. Such dividends shall accrue on each share from the Purchase Date (as defined below), and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided below, if such dividends in respect of any previous or current dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Cumulative dividends with respect to a share of Series AA Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock or redemption of such share, be paid to the extent assets are legally available therefor pursuant to the provisions of Section 2 and Section 3, respectively, and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor; any partial payment will be made pro rata among the holders of such shares. The holders of the outstanding Series AA Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series AA Preferred Stock then outstanding.

        (b) Subject to the rights of any shares of Preferred Stock that may from time to time come into existence and in addition to the amounts paid pursuant to subsection 1(a) above, the holders of shares of Series AA Preferred Stock shall be entitled to receive an amount equal to any dividend paid (other than dividends paid in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation (as determined on a per annum basis and on as a converted basis for the Series AA Preferred Stock), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

    2.  LIQUIDATION PREFERENCE.

        (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series AA Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $30.59 for each outstanding share of Series AA Preferred Stock (the "Original Series AA Issue Price") (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series AA Preferred Stock), (ii) accrued but unpaid dividends on such share, and (iii) a per share amount equal to the difference obtained by subtracting (A) the product of ten percent of the annual per share dividend multiplied by a fraction, the numerator of which is the number of days elapsed since the date upon which the first share of Series AA Preferred Stock was first issued (the "Purchase Date") and the denominator of which is 365, from (B) the annual per share dividend. The sum obtained by adding the amounts described in clauses (i), (ii) and (iii) of the preceding sentence is referred to herein as the "Series AA Liquidation Preference". If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series AA Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series AA Preferred Stock in proportion to the amount of such stock owned by each such holder.

        (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this Corporation, the holders of the Common Stock of this Corporation, shall receive an amount per share of Common Stock equal to the quotient obtained by dividing (i) the Series AA Liquidation Preference, by (ii) the number of shares of Common Stock into which one (1) share of Series AA Preferred Stock could then be converted pursuant to
    Section 4 hereof. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of this

    Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the amount of such stock owned by each such holder.

        (c) After the distributions described in subsection (a) and (b) above have been paid, subject to the rights of series of Preferred Stock that may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Series AA Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series AA Preferred Stock).

        (d) (i) The following events shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2: (A) a consolidation or merger of this Corporation with or into any other corporation or corporations as a result of which the holders of voting stock of this Corporation immediately prior to such transaction do not own, directly or indirectly, more than 50% of the voting power of the surviving corporation or its parent corporation immediately after such transaction, or
    (B) a sale, conveyance or disposition of all or substantially all of the assets of this Corporation.

            (ii) In any of such events, the value of the assets distributed to the stockholders of this Corporation shall be determined as set forth herein. If the assets distributed to the stockholders of this Corporation consist of other than cash or securities, the value of such assets shall be the fair market value thereof, as determined by this Corporation and the holders of at least a majority of the voting power of all the then outstanding shares of Preferred Stock. If the assets distributed to the stockholders of this Corporation consist of securities, such securities shall be valued as follows:

               (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                   (1) If traded on a securities exchange or through the Nasdaq
               National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading day period ending three (3) trading days prior to the closing;

                   (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading day period ending three (3) trading days prior to the closing; and

                   (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

               (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or
           (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

    3.  REDEMPTION.

        (a)  REDEMPTION AT THE OPTION OF THIS CORPORATION.

            (i) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time on or prior to March 9, 2001, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series AA Preferred Stock by paying in cash therefor a sum equal to (A) the Original Series AA Issue Price

       (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series AA Preferred Stock), plus (B) accrued but unpaid dividends on such share (the "Early Redemption Price"); provided that the closing sale price of this Corporation's Common Stock on the Nasdaq National Market (or such other national securities exchange on which the Common Stock is then listed) has been at or above $52.00 (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Common Stock) for twenty (20) of thirty (30) consecutive trading days prior to the applicable Corporation Redemption Date (as defined below), which thirty (30) day period shall have ended not more than ten (10) trading days prior to the date of the Corporation Redemption Notice (as defined below). Any redemption effected pursuant to this subsection 3(a)(i) shall be made on a pro rata basis among the holders of the Series AA Preferred Stock in proportion to the number of shares of Series AA Preferred Stock then held by them.

            (ii) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time after March 9, 2001, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series AA Preferred Stock by paying in cash therefor a sum equal to the Series AA Liquidation Preference (the "Late Redemption Price"). Any redemption effected pursuant to this subsection 3(a)(ii) shall be made on a pro rata basis among the holders of the Series AA Preferred Stock in proportion to the number of shares of Series AA Preferred Stock then held by them.

           (iii) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least twenty (20) but no more than thirty (30) days prior to the date on which this Corporation proposes to redeem any shares of Series AA Preferred Stock (each a "Corporation Redemption Date"), written notice shall be personally delivered, sent by reliable international courier, or sent by confirmed facsimile to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series AA Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Corporation Redemption Date, specifying the number of shares to be redeemed from such holder, the applicable Corporation Redemption Date, the Early or Late Redemption Price, as applicable, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Corporation Redemption Notice"). Except as provided in subsection 3(a)(iv) or 3(a)(v), on or after each Corporation Redemption Date, each holder of Series AA Preferred Stock to be redeemed on such Corporation Redemption Date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon the Early or Late Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any shares of Series AA Preferred Stock that are not redeemed shall remain subject to redemption by this Corporation pursuant to this Section 3(a).

            (iv) Each holder of Series AA Preferred Stock may, at anytime up to two (2) trading days prior to the applicable Corporation Redemption Date, elect to convert all shares of Series AA Preferred Stock designated for redemption in the Corporation Redemption Notice into shares of Common Stock pursuant to Section 4 below.

            (v) From and after each Corporation Redemption Date, unless there shall have been a default in payment of the Early or Late Redemption Price, as applicable, all rights of the holders of shares of Series AA Preferred Stock designated for redemption on such Corporation Redemption Date in the Corporation Redemption Notice as holders of Series AA Preferred Stock (except the right to receive the Early or Late Redemption Price, as applicable, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock that may from time to time come into existence, if the funds of this Corporation legally available for redemption of shares of Series AA Preferred Stock on any Corporation Redemption Date are insufficient to redeem the total number of shares of Series AA Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holder(s) of such shares to be redeemed such that an equal percentage of the number of shares held by each holder of Series AA Preferred Stock is redeemed (provided that this Corporation shall have no obligation to issue or redeem any fractional shares). The shares of Series AA Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Series AA Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this Corporation has become obliged to redeem on any Corporation Redemption Date but that it has not redeemed.

           (b)  REDEMPTION AT OPTION OF STOCKHOLDERS.

            (i) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time on or after March 9, 2005, provided that this Corporation shall have received a written request from the holders of not less than a majority of the then outstanding Series AA Preferred Stock that a specified percentage of such holders' shares of Series AA Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to (A) $30.59 per share of Series AA Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus (B) accrued but unpaid dividends on such share (the "Series AA Redemption Price"); provided, however, in no event shall this Corporation be required to redeem more than 817,261 shares of Series AA Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) during any twelve month period. Any request made pursuant to this subsection 3(b)(i) shall be delivered at least one hundred and eighty (180) days prior to the date on which the redemption is requested to occur (a "Stockholder Redemption Date"). Any redemption of Series AA Preferred Stock effected pursuant to this subsection 3(b)(i) shall be made on a pro rata basis among the holders of the Series AA Preferred Stock in proportion to the number of shares of Series AA Preferred Stock proposed to be redeemed by such holders.

            (ii) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least twenty (20) but no more than thirty (30) days prior to a Stockholder Redemption Date, written notice shall be personally delivered, sent by reliable international courier, or sent by confirmed facsimile to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series AA Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected on the Stockholder Redemption Date, specifying the number of shares to be redeemed from such holder, the Stockholder Redemption Date, the Series AA Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Stockholder Redemption Notice"). Except as provided in subsection (3)(b)(iii), on or after the Stockholder Redemption Date, each holder of Series AA Preferred Stock to be redeemed on such Redemption Date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Stockholder Redemption Notice, and thereupon the Series AA Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

           (iii) From and after the Stockholder Redemption Date, unless there shall have been a default in payment of the Series AA Redemption Price, all rights of the holders of shares of Series AA Preferred Stock designated for redemption on the Stockholder Redemption Date in the Stockholder Redemption Notice as holders of Series AA Preferred Stock (except the right to receive the Series AA Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock that may from time to time come into existence, if the funds of this Corporation legally available for redemption of shares of Series AA Preferred Stock on the Stockholder Redemption Date are insufficient to redeem the total number of shares of Series AA Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that an equal percentage of the number of shares held by each holder of Series AA Preferred Stock is redeemed (provided that this Corporation shall have no obligation to issue or redeem any fractional shares). The shares of Series AA Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Series AA Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this Corporation has become obliged to redeem on the Stockholder Redemption Date but that it has not redeemed.

    4. CONVERSION. The holders of the Series AA Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

        (a) RIGHT TO CONVERT. Each share of Series AA Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Purchase Date of such share and on or prior to the second trading day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share of the Series AA Preferred Stock, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series AA Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (the "Conversion Ratio"). The initial Conversion Price per share for shares of Series AA Preferred Stock shall be $39.77 per share; provided, however, that the Conversion Price for the Series AA Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

        (b) AUTOMATIC CONVERSION. Each share of Series AA Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such Series AA Preferred Stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series AA Preferred Stock.

        (c) MECHANICS OF CONVERSION. Before any holder of Series AA Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series AA Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series AA Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series AA Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series AA Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series AA Preferred Stock shall not be deemed to have converted such Series AA Preferred Stock until immediately prior to the closing of such sale of securities.

        (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR SPLITS, STOCK DIVIDENDS, COMBINATIONS AND THE LIKE. The Conversion Price of the Series AA Preferred Stock shall be subject to adjustment from time to time as follows:

            (i) In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series AA Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

            (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series AA Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

        (e) OTHER DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or other options or rights not referred to in subsection 4(d)(i), then, in each such case for the purpose of this Subsection 4(e), the holders of the Series AA Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series AA Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

        (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series AA Preferred Stock shall thereafter be entitled to receive upon conversion of the Series AA Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series AA Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series AA Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

        (g) NO IMPAIRMENT. This Corporation will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
    Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series AA Preferred Stock against impairment.

        (h)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

            (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series AA Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. This Corporation shall provide the holder of any fractional interest with an amount of cash equal to the fair market value of one share of this Corporation's Common Stock multiplied by such fractional interest. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series AA Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series AA Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series AA Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series AA Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series AA Preferred Stock.

        (i) NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series AA Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series AA Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series AA Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series AA Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designation or the Amended and Restated Articles of Incorporation.

        (k) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series AA Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

    5. VOTING RIGHTS. The holder of each share of Series AA Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series AA Preferred Stock could then be converted at the record date for determination of the stockholders entitled to vote thereon, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote and otherwise as required by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series AA Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

    SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        B. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide. Directors need not be stockholders.

        C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

        D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

        E. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the entire board of directors. For purposes of this Certificate of Incorporation, the term

    "entire board of directors" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

    SEVENTH: The board of directors is expressly empowered to adopt, alter, amend or repeal Bylaws of the Corporation. Any adoption, alteration, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the entire board of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, alter, amend or repeal any provision of the Bylaws of the Corporation.

    EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

    NINTH: To the fullest extent permitted by Delaware General Corporation Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

    TENTH: The name and mailing address of the incorporator is Stephen C. Ferruolo, 525 University Avenue, Palo Alto, California 94301-1900.

    I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are
true, and, accordingly, have hereto set my hand and seal this   day of     ,
1998.

                                                      --------------------------------------

                                                      Stephen C. Ferruolo, Sole Incorporator

                                                                      APPENDIX C

                                     BYLAWS
                                   ARTICLE I
                                  STOCKHOLDERS

    Section 1.  ANNUAL MEETING.

    An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at 11:00 a.m. on the first Tuesday of the fifth calendar month following the end of the Corporation's fiscal year or at such time as the Board of Directors shall each year fix, which date shall be within 13 months of the last annual meeting of stockholders.

    Section 2.  NOMINATIONS OF DIRECTORS.

    Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the notice given by the Corporation with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (x) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (y) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware and, (z) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal or nominees, the stockholder must have timely indicated its, or such beneficial owner's, intention to do so as provided in subclause (c)(iii) of this paragraph. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 75 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

    Notwithstanding anything in the second sentence of the second paragraph of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 75 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 75th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    Only persons nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

    For purposes of this Section, "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

    Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    Section 3.  SPECIAL MEETINGS; NOTICE.

    Special meetings of the stockholders, other than those required by statute, may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the entire Board of Directors. For purposes herein, the term "entire Board of Directors" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Notice of every special meeting, stating the time, place and purpose, shall be given by mailing, postage prepaid, at least 35 but not more than 60 days before each such meeting, a copy of such notice addressed to each stockholder of the Corporation at his post office address as recorded on the books of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

    Section 4.  NOTICE OF MEETINGS.

    Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

    When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

    Section 5.  QUORUM.

    At any meeting of the stockholders, the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

    If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

    Section 6.  ORGANIZATION.

    Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

    Section 7.  CONDUCT OF BUSINESS.

    The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman of the meeting shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

    Section 8.  PROXIES AND VOTING.

    At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

    All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

    The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.

    If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

    All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on such matter.

    Section 9.  STOCK LIST.

    A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

    The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                   ARTICLE II
                               BOARD OF DIRECTORS

    Section 1.  NUMBER OF DIRECTORS.

    Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a duly adopted resolution.

    Section 2.  NEWLY-CREATED DIRECTORSHIPS.

    Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.

    Section 3.  VACANCIES.

    Subject to applicable law and to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board of Directors otherwise determines, vacancies on the Board of Directors (including without limitation vacancies resulting from death, resignation, retirement, disqualification from office or other cause) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for the unexpired term and until his or her successor is duly elected or qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

    Section 4.  REGULAR MEETINGS.

    Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

    Section 5.  SPECIAL MEETINGS.

    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than four days before the meeting or by telephone or by telegraphing or telexing or by facsimile transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    Section 6.  QUORUM.

    At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

    Section 7.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

    Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

    Section 8.  CONDUCT OF BUSINESS.

    At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

    Section 9.  POWERS.

    The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

    (1) To declare dividends from time to time in accordance with law;

    (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

    (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

    (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

    (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

    (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

    (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

    (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

    Section 10.  COMPENSATION OF DIRECTORS.

    Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE III
                                   COMMITTEES

    Section 1.  COMMITTEES OF THE BOARD OF DIRECTORS.

    The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

    Section 2.  CONDUCT OF BUSINESS.

    Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by the affirmative vote of a majority of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV
                                    OFFICERS

    Section 1.  GENERALLY.

    The officers of the Corporation shall consist of a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

    Section 2.  CHAIRMAN OF THE BOARD.

    The Chairman of the Board of Directors, if present, shall preside at meetings of the stockholders and the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. The Chairman of the Board shall report to the Board of Directors.

    Section 3.  PRESIDENT.

    The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

    Section 4.  VICE PRESIDENTS.

    Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.

    Section 5.  TREASURER.

    The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

    Section 6.  SECRETARY.

    The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

    Section 7.  DELEGATION OF AUTHORITY.

    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

    Section 8.  REMOVAL.

    Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

    Section 9.  ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

    Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                   ARTICLE V
                                     STOCK

    Section 1.  CERTIFICATES OF STOCK.

    Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

    Section 2.  TRANSFERS OF STOCK.

    Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

    Section 3.  RECORD DATE.

    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 4.  LOST, STOLEN OR DESTROYED CERTIFICATES.

    In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

    Section 5.  REGULATIONS.

    The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VI
                                    NOTICES

    Section 1.  NOTICES.

    Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

    Section 2.  WAIVERS.

    A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                                  ARTICLE VII
                                 MISCELLANEOUS

    Section 1.  FACSIMILE SIGNATURES.

    In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

    Section 2.  CORPORATE SEAL.

    The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

    Section 3.  RELIANCE UPON BOOKS, REPORTS AND RECORDS.

    Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

    Section 4.  FISCAL YEAR.

    The fiscal year of the Corporation shall be as fixed by the Board of Directors.

    Section 5.  TIME PERIODS.

    In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                  ARTICLE VIII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 1.  RIGHT TO INDEMNIFICATION.

    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

    Section 2.  RIGHT TO ADVANCEMENT OF EXPENSES.

    The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

    Section 3.  RIGHT OF INDEMNITEE TO BRING SUIT.

    If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the

Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses, under this
ARTICLE VIII or otherwise shall be on the Corporation.

    Section 4.  NON-EXCLUSIVITY OF RIGHTS.

    The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 5.  INSURANCE.

    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    Section 6.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

    In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly empowered to adopt, alter, amend or repeal Bylaws of the Corporation. Any adoption, alteration, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the entire Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required.

PROXY                            AFFYMETRIX, INC.                        PROXY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  JUNE 11, 1998

     The undersigned shareholder of Affymetrix, Inc. (the "Company") hereby appoints John D. Diekman and Kenneth J. Nussbacher and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 15, 1998, at the Annual Meeting of Shareholders of the Company to be held on June 11, 1998 (the "Annual Meeting") at 10:00 a.m. at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements thereof.


                                              NEW ADDRESS: ___________________
                                              ________________________________
              Check here for   / /            ________________________________
              address change                  ________________________________



             (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED.
    IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.
          THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL
             MEETING OF SHAREHOLDERS RELATING TO THE ANNUAL MEETING.


                                        VOTE FOR ALL THE NOMINEES       VOTE WITHHELD
                                           (EXCEPT AS DIRECTED            FROM ALL
                                             TO THE CONTRARY)             NOMINEES       NOMINEES:  John D. Diekman, Ph.D.
1.  To elect as directors, to hold                /  /                      /  /                    Stephen P. A. Fodor, Ph.D.
    office until the next meeting                                                                   Paul Berg, Ph.D.
    of shareholders and until their                                                                 Douglas M. Hurt
    successors are elected, the nine                                                                Vernon R. Loucks, Jr.
    (9) nominees listed to the right:                                                               Barry C. Ross, Ph.D.
                                                                                                    David B. Singer
                                                                                                    Lubert Stryer, M.D.
_____________________________________________________________________                               John A. Young
INSTRUCTIONS: To withhold vote for any individual nominee,
              write the nominee's name in the space provided below:





                                                          FOR  AGAINST  ABSTAIN
2.  To authorize the Company to change the Company's      / /    / /      / /
    state of incorporation from California to Delaware.

3.  To ratify the appointment of Ernst & Young LLP as     / /    / /      / /
    independent auditors of the Company for the fiscal year ending December 31, 1998.


Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.


SIGNATURE(S) ________________________________________ DATE ___________________